8-K FURNISHED APRIL 25, 2018 FIRST QUARTER 2018 SUPPLEMENTAL FINANCIAL INFORMATION

1 FORWARD LOOKING STATEMENT This presentation contains forward-looking statements including but not limited to statements with respect to estimated 2018 guidance and the related assumptions, the impact of various factors on operating and financial results, expected savings and synergies (including from the LaunchPad initiative and as a result of acquisitions), and the opportunities for future growth. This presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including health care reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, adverse results in material litigation matters, the impact of changes in tax laws and regulations, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failures in information technology systems or data security, challenges in implementing business process changes, employee relations, and the effect of exchange rate fluctuations on international operations. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors, risks and uncertainties that could affect the operating and financial results of Laboratory Corporation of America Holdings (the “Company”) is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this presentation should be read in conjunction with a review of the Company’s filings with the SEC including information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

2 USE OF ADJUSTED MEASURES AND ADOPTION OF ASC 606 The Company has provided in this presentation “adjusted” financial information that has not been prepared in accordance with GAAP, including Adjusted EPS, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, and certain segment information. The Company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. The Company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the Company’s financial results with the financial results of other companies. However, the Company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are included in the tables accompanying this presentation. Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (ASC 606), using the full retrospective method. Unless otherwise indicated, all financial results in 2016 and 2017 and comparisons to financial results in 2016 and 2017 have been restated in this presentation as if the Company had adopted ASC 606 on January 1 of the relevant year. This accounting change affects the Company’s Diagnostics and Drug Development businesses differently, as explained in this presentation; for the enterprise, the accounting change increases revenue, lowers earnings, and has no impact on cash flow.

FIRST QUARTER CONSOLIDATED RESULTS[1]

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

	1Q18	Restated for ASC 606 and ASU 2017-17 1Q17	% Change
Revenue	$2,848.3	$2,413.7	18.0%[5]
Adjusted Operating Income[2] [3]	$435.7	$376.7	15.7%
Adjusted Operating Margin	*15.3%*	*15.6%*	*(30 bps)*
Adjusted EPS[2] [3]	$2.78	$2.13	30.5%
Operating Cash Flow[4]	$154.7	$225.9	(31.5%)
Less: Capital Expenditures	($72.5)	($72.2)	(0.4%)
Free Cash Flow	$82.2	$153.7	(46.5%)

(1) The table presented above reflects the application of ASU 2017-17 for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the first quarter of 2017 by $0.8 million and reduced Covance Drug Development adjusted operating income by $1.1 million. These reclassifications have no impact on the Company's net earnings or its EPS.

(2) Adjusted operating income and adjusted EPS exclude amortization, restructuring charges and special items.

(3) See Reconciliation of non-GAAP Financial Measures on slides 17 – 20.

(4) Operating cash flow in 2017 has been reduced by $7.9 million as the result of implementation of ASU 2016-18. This amount represents the amount of historical payments made on the Company's zero-coupon subordinated notes deemed to be accreted interest.

(5) The increase in revenue was due to growth from acquisitions of 13.4%, organic growth (total revenue less revenue from acquisitions for the first twelve months after the close of each acquisition) of 3.2%, and the benefit from foreign currency translation of approximately 150 basis points.

3

LabCorp

FIRST QUARTER PRO FORMA SEGMENT RESULTS(1)

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

LABORATORY CORPORATION OF AMERICA HOLDINGS
Condensed Combined Non-GAAP Pro Forma Segment Information

	Current Revenue Recognition Accounting Standard (ASC 606) Three Months Ended March 31,			Prior Revenue Recognition Accounting Standard (ASC 605) Three Months Ended March 31,			ASC 606 vs ASC 605 Three Months Ended March 31, 2018(3)
	2018	2017(2)	Change	2018(3)	2017(2)	Change	Change
LabCorp Diagnostics							
Revenues	$ 1,770.2	$ 1,639.7	8.0%	$ 1,855.5	$ 1,717.9	8.0%	($85.3)
Adjusted Operating Income (4)(5)	$ 364.0	$ 341.8	6.5%	$ 364.0	$ 341.8	6.5%	$0.0
Adjusted Operating Margin	20.6%	20.8%	(30 bps)	19.6%	19.9%	(30 bps)	90 bps
Covance Drug Development							
Revenues	$ 1,078.5	$ 774.2	39.3%	$ 882.8	$ 690.3	27.9%	$195.7
Adjusted Operating Income (4)(5)	$ 108.0	$ 68.1	58.6%	$ 114.7	$ 82.4	39.2%	($6.7)
Adjusted Operating Margin	10.0%	8.8%	120 bps	13.0%	11.9%	110 bps	(300 bps)
Consolidated							
Revenues	$ 2,848.3	$ 2,413.7	18.0%	$ 2,738.0	$ 2,408.1	13.7%	$110.3
Adjusted Segment Operating Income (4)(5)	$ 472.0	$ 409.9	15.2%	$ 478.7	$ 424.2	12.8%	($6.7)
Unallocated corporate expense	$ (36.3)	$ (33.2)	-9.3%	$ (36.3)	$ (33.2)	-9.3%	$0.0
Consolidated Adjusted Operating Income (4)(5)	$ 435.7	$ 376.7	15.7%	$ 442.4	$ 391.0	13.1%	($6.7)
Adjusted Operating Margin	15.3%	15.6%	(30 bps)	16.2%	16.2%	(10 bps)	(90 bps)
Adjusted EPS (4)(5)	$ 2.78	$ 2.13	30.5%	$ 2.83	$ 2.22	27.5%	($0.05)

(1) The consolidated revenue and adjusted operating income are presented net of inter-segment transaction eliminations. In addition, the tables presented above reflect the application of ASU 2017-17 for all periods presented. This application increased LabCorp Diagnostics adjusted operating income in the first quarter of 2017 by $0.8 million and reduced Covance Drug Development adjusted operating income by $1.1 million. These reclassifications have no impact on the Company's net earnings or its EPS.

(2) Covance Drug Development's results exclude the impact from the wind-down of operations relating to a committed minimum volume contract that expired on October 31, 2015.

(3) For comparative purposes, the Company estimated its results under the prior accounting standard (ASC 605).

(4) Adjusted operating income and adjusted EPS exclude amortization, restructuring charges and special items.

(5) See Reconciliation of non-GAAP Financial Measures on slides 17 – 20.

4

LabCorp

5 SELECT FINANCIAL METRICS (DOLLARS IN MILLIONS) Restated for ASC 606 and ASU 2017-17 1Q17 2Q17 3Q17 4Q17 1Q18 Total Depreciation $78.4 $73.5 $76.4 $78.5 $78.3 Total Amortization(1) $47.6 $51.4 $54.6 $62.9 $62.3 Total Adjusted EBITDA(2) $457.5 $509.6 $511.8 $512.7 $517.2 Total Debt to Last Twelve Months Adjusted EBITDA(2)(3) 3.2x 3.2x 3.6x 3.3x 3.3x Total Net Debt to Last Twelve Months Adjusted EBITDA(2)(3)(4) 3.0x 3.1x 3.4x 3.2x 3.1x (1) Excludes amortization of deferred financing fees. (2) Adjusted EBITDA excludes restructuring charges and special items. See reconciliation on slide 16. (3) Leverage ratios beginning with the third quarter of 2017 include Chiltern Adjusted EBITDA from the twelve months prior to the relevant period on a pro forma basis. (4) Net debt equals total debt less cash and cash equivalents.

6 COVANCE DRUG DEVELOPMENT: SELECT FINANCIAL METRICS UNDER ASC 606(1) Trailing Twelve Month (TTM) Results Net Orders Net Book-to-Bill TTM Ending March 31, 2018(2) $4.8 billion 1.29x TTM Ending December 31, 2017(2) $4.6 billion 1.34x Backlog Estimated revenue expected to convert from backlog in the next twelve months As of March 31, 2018(3) $9.2 billion $3.7 billion As of December 31, 2017 $8.7 billion (1) Results shown include the impact from cancellations and foreign currency translation. (2) Includes results from Chiltern following the closing of the acquisition on September 1, 2017. (3) Included backlog from the acquisition of Global Specimen Solutions of approximately $65 million.

7 COVANCE DRUG DEVELOPMENT: SELECT FINANCIAL METRICS UNDER ASC 605(1) Trailing Twelve Month (TTM) Results Net Orders Net Book-to-Bill TTM Ending March 31, 2018(2) $4.3 billion 1.34x TTM Ending December 31, 2017(2) $4.1 billion 1.36x TTM Ending September 30, 2017(2) $3.8 billion 1.33x TTM Ending June 30, 2017 $3.4 billion 1.23x TTM Ending March 31, 2017 $3.2 billion 1.15x Backlog Estimated revenue expected to convert from backlog in the next twelve months As of March 31, 2018(3) $7.6 billion $3.1 billion As of December 31, 2017 $7.1 billion $2.8 billion As of September 30, 2017(4) $6.8 billion $2.7 billion As of June 30, 2017 $5.5 billion $2.1 billion As of March 31, 2017 $5.2 billion $2.1 billion (1) Results shown include the impact from cancellations and foreign currency translation. (2) Includes results from Chiltern following the closing of the acquisition on September 1, 2017. (3) Included backlog from the acquisition of Global Specimen Solutions of approximately $65 million. (4) Included backlog from the acquisition of Chiltern of approximately $1.0 billion.

8 (1) Revenues recognized in over 30 currencies; the largest foreign currency accounts for less than 10% of total revenue. Segment Distribution LabCorp Diagnostics 62.1% Covance Drug Development 37.9% USA 78.0% Geographic Distribution Rest of World(1) 22.0% FIRST QUARTER 2018 REVENUE DISTRIBUTION

9 FIRST QUARTER 2018 FOREIGN EXCHANGE IMPACT TO REVENUE(1) (DOLLARS IN MILLIONS) Year over Year Dollars % Growth Consolidated Revenue, as Reported $2,848 18.0% Foreign Exchange Impact ($35) (1.5%) Revenue, Constant Currency $2,813 16.5% LabCorp Diagnostics Revenue, as Reported $1,770 8.0% Foreign Exchange Impact ($5) (0.3%) Revenue, Constant Currency $1,765 7.7% Covance Drug Development Revenue, as Reported $1,078 39.3% Foreign Exchange Impact ($30) (3.9%) Revenue, Constant Currency $1,048 35.4% (1) Does not tie due to rounding.

2017 FINANCIAL RESULTS RESTATED FOR ASC 606[(1)]

Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (ASC 606), using the full retrospective method. The table below presents the Company's restated financial results in 2017, and is being provided as a reference for the Company's financial performance and guidance in 2018. The adoption of ASC 606 had no impact on cash flow; however, it resulted in higher revenue, as well as lower adjusted operating income, adjusted operating margin and adjusted EPS in 2017.

(Dollars in millions, except per share data)	Twelve Months Ended December 31, 2017 Restatement		Twelve Months Ended December 31, 2017 As Reported		Dollar Change		Percent Change
LabCorp Diagnostics (2)							
Revenues	$	6,858.0	$	7,170.5	$	(312.5)	-4.4%
Adjusted Operating Income	$	1,446.3	$	1,446.3	$	-	0.0%
Adjusted Operating Margin		21.1%		20.2%			90 bps
Covance Drug Development (3)							
Revenues	$	3,451.5	$	3,037.2	$	414.3	13.6%
Adjusted Operating Income	$	366.0	$	422.4	$	(56.4)	-13.4%
Adjusted Operating Margin		10.6%		13.9%			(330 bps)
Consolidated (2) (3)							
Revenues	$	10,307.7	$	10,205.9	$	101.8	1.0%
Adjusted Segment Operating Income	$	1,812.3	$	1,868.7	$	(56.4)	-3.0%
Unallocated corporate expense	$	(137.4)	$	(137.4)	$	-	0.0%
Consolidated Adjusted Operating Income	$	1,674.9	$	1,731.3	$	(56.4)	-3.3%
Adjusted Operating Margin		16.2%		17.0%			(70 bps)
Adjusted EPS		$9.25		$9.60		($0.35)	-3.6%

(1) The Company will apply the provisions of ASU 2017-17 (Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-Retirement Benefit Cost) to all 2017 periods presented. For the year ended December 31, 2017, the application of this accounting standard will decrease operating income and decrease other operating expenses by a net $2.5 million, with no impact on net income or EPS. For full-year 2017, this reclassification will increase LabCorp Diagnostics' adjusted operating income by $2.3 million and decrease Covance Drug Development's adjusted operating income by $4.8 million. To highlight the change resulting from ASC 606, the reclassification related to ASU 2017-17 has not been reflected in the table above.

(2) In LabCorp Diagnostics, the impact of the accounting change reduced revenue and increased margins, as bad debt is treated as a reduction in revenue rather than selling, general and administrative expense. The accounting change had no impact on adjusted operating income or cash flow.

(3) In Covance Drug Development, the impact of the accounting change increased backlog, revenue and cost of revenue due to the inclusion of investigator fees and other pass-through expenses in all categories. In addition, the inclusion of investigator fees and other pass-through expenses changes the underlying percentage of completion calculation used to recognize revenue. As a result, the restated financials for 2017 reflect lower operating margins and a deferral of previously recognized earnings. The accounting change had no impact on cash flow.

10

LabCorp

2017 QUARTERLY SEGMENT FINANCIAL RESULTS RESTATED FOR ASC 606 AND ASU 2017-17[(1)]

(Dollars in millions, except per share data)	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
LabCorp Diagnostics (2)					
Revenues	$ 1,639.7	$ 1,721.1	$ 1,754.7	$ 1,742.7	$ 6,858.0
Adjusted Operating Income	$ 341.8	$ 375.5	$ 374.3	$ 357.0	$ 1,448.6
Adjusted Operating Margin	20.8%	21.8%	21.3%	20.5%	21.1%
Covance Drug Development (3)					
Revenues	$ 774.2	$ 807.5	$ 867.1	$ 1,002.8	$ 3,451.5
Adjusted Operating Income	$ 68.1	$ 88.5	$ 93.8	$ 110.9	$ 361.2
Adjusted Operating Margin	8.8%	11.0%	10.8%	11.1%	10.5%
Consolidated (2) (3)					
Revenues	$ 2,413.7	$ 2,528.1	$ 2,621.4	$ 2,744.7	$ 10,307.7
Adjusted Segment Operating Income	$ 409.9	$ 464.0	$ 468.1	$ 467.9	$ 1,809.7
Unallocated corporate expense	$ (33.2)	$ (33.2)	$ (36.2)	$ (35.2)	$ (137.4)
Consolidated Adjusted Operating Income	$ 376.7	$ 430.8	$ 431.9	$ 432.7	$ 1,672.3
Adjusted Operating Margin	15.6%	17.0%	16.5%	15.8%	16.2%
Adjusted EPS	$ 2.13	$ 2.43	$ 2.37	$ 2.31	$ 9.25

(1) The table presented above reflects the application of ASU 2017-17 for all periods presented.

(2) In LabCorp Diagnostics, the impact of the accounting change reduced revenue and increased margins, as bad debt is treated as a reduction in revenue rather than selling, general and administrative expense. The accounting change had no impact on adjusted operating income or cash flow.

(3) In Covance Drug Development, the impact of the accounting change increased backlog, revenue and cost of revenue due to the inclusion of investigator fees and other pass-through expenses in all categories. In addition, the inclusion of investigator fees and other pass-through expenses changes the underlying percentage of completion calculation used to recognize revenue. As a result, the restated financials for 2017 reflect lower operating margins and a deferral of previously recognized earnings. The accounting change had no impact on cash flow.

11

LabCorp

12 2017 QUARTERLY FINANCIAL RESULTS – GAAP BASIS RESTATED FOR ASC 606 AND ASU 2017-17 The table presented includes approximately $79.7 million of special items in selling, general and administrative expenses in full-year 2017. LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS - RESTATED FOR ASC 606 AND ASU 2017-17 (Dollars in Millions, except per share data) Quarter Ended Quarter Ended Quarter Ended Quarter Ended Year Ended March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017 December 31, 2017 Total revenues 2,413.7 2,528.2 2,621.4$ 2,744.4$ 10,307.7$ Total cost of revenues 1,702.6 1,750.0 1,835.2 1,925.5 7,213.3 Gross profit 711.1 778.2 786.2 818.9 3,094.4 Selling, general and administrative expenses 341.5 357.8 383.3 419.2 1,501.8 Amortization of intangibles and other assets 47.6 51.4 54.6 62.9 216.5 Restructuring and other special charges 3.9 39.1 21.6 6.3 70.9 Operating income 318.1 329.9 326.7 330.5 1,305.2 Other income (expense): Interest expense (52.4) (55.0) (59.9) (67.8) (235.1) Equity method income, net 2.3 4.5 3.2 1.3 11.3 Investment income 0.3 0.4 0.7 0.7 2.1 Other, net (3.0) (0.5) (3.9) 1.4 (6.0) Earnings before income taxes 265.3 279.3 266.8 266.1 1,077.5 Provision (benefit) for income taxes 82.0 94.1 92.5 (424.0) (155.4) Net earnings 183.3 185.2 174.3 690.1 1,232.9 Less: Net earnings attributable to the noncontrolling interest (0.3) (0.3) (2.8) (2.4) (5.8) Net earnings attributable to Laboratory Corporation of America Holdings 183.0$ 184.9$ 171.5$ 687.7$ 1,227.1$ Basic earnings per common share 1.79$ 1.80$ 1.68$ 6.73$ 11.99$ Diluted earnings per common share 1.75$ 1.78$ 1.65$ 6.63$ 11.81$ Weighted average basic shares outstanding 102.5 102.4 102.3 102.2 102.4 Weighted average diluted shares outstanding 104.3 103.7 103.7 103.7 103.9

13 2017 QUARTERLY SEGMENT FINANCIAL RESULTS REPORTED UNDER ASC 605 AND RESTATED FOR ASU 2017-17(1) (1) The table presented above reflects the application of ASU 2017-17 for all periods presented. (Figures in millions, except per share data) Three Months Ended March 31, 2017 Three Months Ended June 30, 2017 Three Months Ended September 30, 2017 Three Months Ended December 31, 2017 Twelve Months Ended December 31, 2017 LabCorp Diagnostics Revenues 1,717.9$ 1,799.1$ 1,837.2$ 1,816.3$ 7,170.5$ Adjusted Operating Income 341.8$ 375.5$ 374.3$ 357.0$ 1,448.6$ Adjusted Operating Margin 19.9% 20.9% 20.4% 19.7% 20.2% Covance Drug Development Revenues 690.3$ 699.7$ 761.1$ 886.1$ 3,037.2$ Adjusted Operating Income 82.4$ 93.9$ 107.7$ 133.6$ 417.6$ Adjusted Operating Margin 11.9% 13.4% 14.2% 15.1% 13.7% Consolidated Revenues 2,408.1$ 2,498.4$ 2,597.9$ 2,701.6$ 10,205.9$ Adjusted Segment Operating Income 424.2$ 469.4$ 482.0$ 490.6$ 1,866.2$ Unallocated corporate expense (33.2)$ (33.2)$ (36.2)$ (35.2)$ (137.4)$ Consolidated Adjusted Operating Income 391.0$ 436.2$ 445.8$ 455.4$ 1,728.8$ Adjusted Operating Margin 16.2% 17.5% 17.2% 16.9% 16.9% Adjusted EPS 2.22$ 2.47$ 2.46$ 2.45$ 9.60$

2016 FINANCIAL RESULTS RESTATED FOR ASC 606[1]

Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (ASC 606), using the full retrospective method. The table below presents the Company's restated financial results in 2016. The adoption of ASC 606 had no impact on cash flow; however, it resulted in higher revenue, as well as lower adjusted operating income, adjusted operating margin and adjusted EPS in 2016.

(Dollars in millions, except per share data)	Twelve Months Ended December 31, 2016 Restatement		Twelve Months Ended December 31, 2016 As Reported		Dollar Change		Percent Change
LabCorp Diagnostics (2)							
Revenues	$	6,307.6	$	6,593.9	$	(286.3)	-4.3%
Adjusted Operating Income	$	1,322.9	$	1,322.9	$	-	0.0%
Adjusted Operating Margin		21.0%		20.1%			90 bps
Covance Drug Development (3)							
Revenues	$	3,245.8	$	2,842.2	$	403.6	14.2%
Adjusted Operating Income	$	380.5	$	412.7	$	(32.2)	-7.8%
Adjusted Operating Margin		11.7%		14.5%			(280 bps)
Consolidated (2) (3)							
Revenues	$	9,552.9	$	9,435.6	$	117.3	1.2%
Adjusted Segment Operating Income	$	1,703.4	$	1,735.6	$	(32.2)	-1.9%
Unallocated corporate expense	$	(145.4)	$	(145.4)	$	-	0.0%
Consolidated Adjusted Operating Income	$	1,558.0	$	1,590.2	$	(32.2)	-2.0%
Adjusted Operating Margin		16.3%		16.9%			(60 bps)
Adjusted EPS		$8.63		$8.83		($0.20)	-2.3%

(1) The Company will apply the provisions of ASU 2017-17 (Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-Retirement Benefit Cost) to all 2016 periods presented. To highlight the change resulting from ASC 606, the reclassification related to ASU 2017-17 has not been reflected in the table above.

(2) In LabCorp Diagnostics, the impact of the accounting change reduced revenue and increased margins, as bad debt is treated as a reduction in revenue rather than selling, general and administrative expense. The accounting change had no impact on adjusted operating income or cash flow.

(3) In Covance Drug Development, the impact of the accounting change increased backlog, revenue and cost of revenue due to the inclusion of investigator fees and other pass-through expenses in all categories. In addition, the inclusion of investigator fees and other pass-through expenses changes the underlying percentage of completion calculation used to recognize revenue. As a result, the restated financials for 2016 reflect lower operating margins and a deferral of previously recognized earnings. The accounting change had no impact on cash flow.

14

LabCorp

15 2018 FINANCIAL GUIDANCE Prior Guidance (assumes foreign exchange rates effective as of December 31, 2017) Current Guidance (assumes foreign exchange rates effective as of March 31, 2018) Total revenue growth(1): 9.5% – 11.5%(3) 10.0% – 12.0%(4) LabCorp Diagnostics revenue growth(1): 3.0% – 5.0%(5) 3.5% – 5.5%(6) Covance Drug Development revenue growth(1): 20.0% – 24.0%(7) 21.0% – 25.0%(8) Adjusted EPS(2): $11.30 – $11.70 $11.30 – $11.70 Free cash flow: $1.1 billion – $1.2 billion $1.1 billion – $1.2 billion (1) Calculated based on the restatement of revenue in 2017 related to the Company’s adoption of ASC 606 effective January 1, 2018 shown on slide 10. (2) Excludes the impact from amortization, restructuring charges and special items. (3) Included the benefit of approximately 60 basis points of foreign currency translation. (4) Includes the benefit of approximately 90 basis points of foreign currency translation. (5) Included the benefit of approximately 20 basis points of foreign currency translation. (6) Includes the benefit of approximately 20 basis points of foreign currency translation. (7) Included the benefit of approximately 140 basis points of foreign currency translation. (8) Includes the benefit of approximately 230 basis points of foreign currency translation.

16 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – ADJUSTED EBITDA (DOLLARS IN MILLIONS) Restated for ASC 606 and ASU 2017-17 1Q17 2Q17 3Q17 4Q17 1Q18 LabCorp Operating Income $318.1 $329.9 $326.7 $330.5 $305.4 Add: Restructuring and other special charges $3.9 $39.1 $21.6 $6.3 $14.3 Other special charges(1) $7.0 $10.8 $29.0 $32.8 $53.7 Depreciation $78.4 $73.5 $76.4 $78.5 $78.3 Amortization $47.6 $51.4 $54.6 $62.9 $62.3 Equity method income, net $2.3 $4.5 $3.2 $1.3 $2.5 Depreciation and amortization of equity method investments $0.2 $0.4 $0.3 $0.4 $0.7 Adjusted EBITDA $457.5 $509.6 $511.8 $512.7 $517.2 (1) Other special charges as disclosed by the Company in its quarterly earnings releases.

17 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Adjusted Operating Income 2018 2017 Operating income 305.4$ 318.1$ Acquisition-related costs 17.9 4.4 Restructuring and other special charges 14.3 3.9 Consulting fees and executive transition expenses 3.1 - Special tax reform bonus for employees 31.0 - LaunchPad system implementation costs 1.7 2.7 Amortization of intangibles and other assets 62.3 47.6 Adjusted operating income 435.7$ 376.7$ Adjusted EPS Diluted earnings per common share 1.67$ 1.75$ Restructuring and special items 0.50 0.07 Tax reform act adjustments 0.15 - Amortization expense 0.46 0.31 Adjusted EPS 2.78$ 2.13$ LABORATORY CORPORATION OF AMERICA HOLDINGS Reconciliation of Non-GAAP Financial Measures (Dollars in millions, except per share data) Three Months Ended March 31,

18 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1) Operating cash flow in 2017 has been reduced by $7.9 million as the result of implementation of ASU 2016-18. This amount represents the amount of historical payments made on the Company’s zero-coupon subordinated notes deemed to be accreted interest. Free Cash Flow: 2018 2017 Net cash provided by operating activities (1) 154.7$ 225.9$ Less: Capital expenditures (72.5) (72.2) Free cash flow 82.2$ 153.7$ LABORATORY CORPORATION OF AMERICA HOLDINGS Reconciliation of Non-GAAP Financial Measures (Dollars in millions) Three Months Ended March 31,

19 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES 1) During the first quarter of 2018, the Company recorded net restructuring and other special charges of $14.3 million. The charges included $11.3 million in severance and other personnel costs along with $1.2 million in costs associated with facility closures and general integration initiatives and $2.3 million in impairment to land held for sale. The Company reversed previously established reserves of $0.5 million in unused facility reserves. The Company incurred integration and other related costs of $17.9 million primarily relating to the Chiltern acquisition. In addition, the Company incurred $3.1 million in consulting expenses relating to fees incurred as part of its integration and management transition costs. During the quarter, the Company paid a special one-time bonus of $31.0 million to its non-bonus eligible employees in recognition of the benefits the Company is receiving from the passage of the Tax Cuts and Jobs Act of 2017 (TCJA). In addition, the Company incurred $1.7 million of non-capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative. These items increased cost of sales by $24.8 million and selling, general and administrative expenses by $28.9 million. The after tax impact of these charges decreased net earnings for the quarter ended March 31, 2018, by $51.4 million and diluted earnings per share by $0.50 ($51.4 million divided by 103.4 million shares). 2) In its continuing assessment of the impact of the passage of the TCJA in the fourth quarter of 2017, the Company recorded a net increase in its provision for income taxes (and a decrease of its net earnings) of $14.9 million, primarily relating to the repatriation tax, resulting in a decrease in its EPS of $0.15 for the quarter ($14.9 million divided by 103.4 million shares). Given the significant changes resulting from the TCJA, the estimated financial impact in the quarter is provisional and subject to further clarification, which could result in changes to these estimates during the remainder of 2018. 3) During the first quarter of 2017, the Company recorded net restructuring and other special charges of $3.9 million. The charges included $2.7 million in severance and other personnel costs along with $1.6 million in costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $0.4 million in unused severance reserves. The Company incurred legal and other costs of $0.9 million relating to the recently completed acquisitions. The Company also recorded $2.6 million in consulting expenses relating to fees incurred as part of its Covance integration costs and compensation analysis, along with $0.9 million in short term equity retention arrangements relating to the acquisition of Covance. In addition, the Company incurred $2.7 million of non-capitalized costs associated with the implementation of a major system as part of its LaunchPad business process improvement initiative (all recorded in selling, general and administrative expenses). The after tax impact of these charges decreased net earnings for the quarter ended March 31, 2017, by $6.9 million and diluted earnings per share by $0.07 ($6.9 million divided by 104.3 million shares).

20 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - FOOTNOTES 4) The Company continues to grow the business through acquisitions and uses adjusted EPS excluding amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization provides investors with better insight into the operating performance of the business. For the quarters ended March 31, 2018 and 2017, intangible amortization was $62.3 million and $47.6 million, respectively ($47.7 million and $32.4 million net of tax, respectively) and decreased EPS by $0.46 ($47.7 million divided by 103.4 million shares) and $0.31 ($32.4 million divided by 104.3 million shares), respectively.